Exhibit 10.25

COOPERATION AGREEMENT OF JOINT RESEARCH PROJECT

This Cooperation Agreement of Joint Research Project (“Agreement”) is entered into on September 20, 2022 by and between:

Jilin Institute of Animal Husbandry and Veterinary Medicine, hereinafter referred to as “Party A”, and

Jilin Zhengye Biological Products Co., Ltd, hereinafter referred to as “Party B”,

Collectively referred to as the “Parties”.

WHEREAS, the Parties wish to collaborate on the research project named [The Preparation Process Study of Immunoglobulin Y against Rotavirus Disease in Herbivorous Animals and its Prophylactic Application].

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in accordance with the provisions of the Contract Law of the People’s Republic of China, the Parties agree as follows:

1.	Project Description:

The Parties agree to jointly apply for the 2023 annual funding for the field of effective agriculture and key manufacturing technology of green production sponsored by Jilin Province Science and Technology Initiative with the project named [The Preparation Process Study of Immunoglobulin Y against Rotavirus Disease in Herbivorous Animals and its Prophylactic Application]. The Parties guarantee to complete the tasks and fulfill the goals through complementary advantages, collaborative efforts, and a combination of the strengths from industry, academia, and research.

2.	Division of the Tasks:

2.1 Party A shall serve as the project leader to organize and implement the research by taking the following tasks:

(1) Perform molecular genetic analysis on rotavirus isolates from different hosts to obtain the optimal antigenic epitopes;

(2) Construct a multi-antigen epitope tandem expression vector based on a rod-shaped virus multi-gene expression system to prepare specific antigens; and

(3) Optimize the immune program, improve the production efficiency of IgY antibodies, and compare the biological activity of antibodies obtained by different purification methods.

2.2 Party B shall serve as the project supporting member and take the tasks of improving the production processes of IgY drying, coating, etc., evaluating the clinical prevention and control effects, and conducting demonstration and promotion on breeding farms.

3.	Allocation of the Funding

The project is budgeted at 800, 000 RMB, of which 70% is from the Jilin Provincial Science and Technology Innovation Research Funding and 30% is offered by Party B. The actual amount of funding is subject to the approval of the application. The approved funding shall be allocated by both parties in a ratio of 4:1, and the use of funding shall be strictly in accordance with the 2023 Project Fund Management Measures of Jilin Provincial Science and Technology Development Plan.

4.	Intellectual Property

The Parties agree that the ownership of the project [The Preparation Process Study of Immunoglobulin Y against Rotavirus Disease in Herbivorous Animals and its Prophylactic Application] belongs to Party A, and the economic benefits generated thereby belong to Party A; the new technologies, products, patents, and other achievements obtained from the project belong to Party A whereas Party B has the right of authorship for the patented achievements.

5.	Term and Termination:

5.1 This Agreement shall commence on the Effective Date.

5.2 The Parties agree that in the process of executing the agreement, if force majeure or technical risks occur that prevent the agreement from continuing to be performed, the other party shall be notified in a timely manner to minimize losses and jointly negotiate changes or termination of the Agreement.

5.3 Either Party may change and terminate this Agreement with written notice to the other Party 60 working days in advance.

6.	Miscellaneous

6.1 If the funding for this project is approved, the validity period of this Agreement will be automatically extended until the project is completed and assessed. If the funding for this project is not approved, this Agreement will automatically terminate.

6.2 This Agreement is made executed in four original counterparts each of which shall have equal effect in law. Each Party shall keep two copies of the original Agreement.

6.3 Without permission, both parties and their relevant personnel shall not disclose the content of the agreement, as well as relevant technical information, materials, etc. to others.

6.4 The Parties hereto may enter into written supplemental agreements in relation to the matters not mentioned herein through negotiation. Supplemental agreements shall have equal legal effect of this Agreement.

7.	The exhibits, memorandums, and other documents related to this Agreement have the same legal effect as this Agreement.

Party A: Jilin Institute of Animal Husbandry and Veterinary Medicine (seal)

By

Research Project Leader of Party A

Date

Party B: Jilin Zhengye Biological Products Co., Ltd (seal)

By

Research Project Member of Party B

Date

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